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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the registration statements and related prospectuses of The Coca-Cola Company listed below of our report dated February 9, 2004, with respect to the consolidated financial statements and schedule of The Coca-Cola Company included in this Annual Report on Form 10-K for the year ended December 31, 2003:

1.	Registration Statement Number 2-88085 on Form S-8
2.	Registration Statement Number 33-39840 on Form S-8
3.	Registration Statement Number 333-78763 on Form S-8
4.	Registration Statement Number 2-58584 on Form S-8
5.	Registration Statement Number 33-26251 on Form S-8
6.	Registration Statement Number 2-79973 on Form S-3
7.	Registration Statement Number 2-98787 on Form S-3
8.	Registration Statement Number 33-21530 on Form S-3
9.	Registration Statement Number 33-45763 on Form S-3
10.	Registration Statement Number 33-50743 on Form S-3
11.	Registration Statement Number 33-61531 on Form S-3
12.	Registration Statement Number 333-27607 on Form S-8
13.	Registration Statement Number 333-35298 on Form S-8
14.	Registration Statement Number 333-59936 on Form S-3
15.	Registration Statement Number 333-59938 on Form S-3
16.	Registration Statement Number 333-83270 on Form S-8
17.	Registration Statement Number 333-83290 on Form S-8
18.	Registration Statement Number 333-88096 on Form S-8

                      ERNST & YOUNG LLP

Atlanta, Georgia
February 27, 2004

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CONSENT OF INDEPENDENT AUDITORS